Exhibit A(1)(iv)
NOTICE OF WITHDRAWAL OF TENDER
Regarding
Limited Liability Company Interests
in
PNC ABSOLUTE RETURN FUND LLC
Tendered Pursuant to the Offer to Purchase
Dated September 10, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON
OCTOBER 8, 2010, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL
AND RETURN BY MAIL OR FAX TO:
PNC ABSOLUTE RETURN FUND LLC
c/o PNC Alternative Investment Funds
PO Box 9866
Providence RI 02940-8066
Phone: (800) 239-0418
Fax: (508) 599-6128

Ladies and Gentlemen:
     The undersigned hereby wishes to withdraw the tender of its units of limited liability company interest or portion thereof (the “Interests”) in the PNC Absolute Return Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________.
     Such tender was in the amount of :
     ☐ The undersigned’s entire limited liability company interest.
     ☐ A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.
     $ __________
     ☐ The portion of the undersigned’s limited liability company interest in excess of the Required Minimum Balance. NOTE: A minimum interest with a value greater than $50,000 must be maintained (the “Required Minimum Balance”).
     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Interests previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
PLEASE FAX THIS NOTICE OF WITHDRAWAL TO (816) 860-3140 OR MAIL IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:
PNC ABSOLUTE RETURN FUND LLC
c/o PNC Alternative Investment Funds
PO Box 9866
Providence RI 02940-8066
FOR ADDITIONAL INFORMATION:
Phone: (800) 239-0418

SIGNATURE(S) (Must Appear Exactly As It Appeared On The Letter of Transmittal)

FOR INDIVIDUAL INVESTORS	FOR ALL OTHER INVESTORS:
AND JOINT TENANTS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)
Signature
(SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)
Print Name of Investor

Joint Tenant Signature if necessary	Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)
Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY
AS IT APPEARS ON SUBSCRIPTION
AGREEMENT)
Print Name of Joint Tenant

Print Name and Title of Co-signatory
Date: ______________

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